Exhibit 99 B(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 28, 2005, relating to the financial statements and financial highlights which appears in the September 30, 2005 Annual Report to Shareholders of SEI Institutional Managed Trust, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 27, 2006